Exhibit 3.2
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
BEFORE PAYMENT OF CAPITAL
OF
NEW DURA, INC.
* * * *
Adopted in accordance with the provisions of §241(b) the
General Corporation Law of the State of Delaware
* * * *
          The undersigned, being the President of New Dura, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:
     FIRST: The Board of Directors of the Corporation adopted the resolution set forth below proposing an amendment to the Certificate of Incorporation of the Corporation (the “Amendment”):
          “RESOLVED, that the Certificate of Incorporation of the Corporation be, and hereby is, amended in accordance with §241(b) of the General Corporation Law of the State of Delaware by deleting Section 1 of ARTICLE FOUR thereof in its entirety and substituting therefor Section 1 of ARTICLE FOUR as set forth on Exhibit A attached hereto and made a part hereof.”
     SECOND: The Corporation has not received payment for any of its stock.
     THIRD: The Amendment was duly adopted in accordance with §241(b) of the General Corporation Law of the State of Delaware by the Board of Directors of the Corporation.
*       *       *       *       *       *

          IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Certificate of Incorporation Before Payment of Capital is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 20th day of June, 2008.

New Dura, Inc.,
a Delaware corporation

By:	/s/ Lawrence A. Denton

	Name:	Lawrence A. Denton
	Title:	President
Signature Page to Certificate of Amendment re authorized shares — New Dura, Inc.

EXHIBIT A
          “Section 1. Authorized Shares. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 158,182,000 shares, of which:
          155,555,000 shares, par value $0.01 per share, shall be shares of common stock (the “Common Stock”); and
          2,627,000 shares, par value $0.01 per share, shall be shares of initially undesignated preferred stock (“Preferred Stock”).”